Exhibit 99.1

OUTFRONT MEDIA ANNOUNCES PRICING OF SENIOR NOTES OFFERING

New York, January 11, 2021 — OUTFRONT Media Inc. (NYSE: OUT) today announced that two of its wholly-owned subsidiaries priced a private offering of $500.0 million in aggregate principal amount of 4.250% Senior Notes due 2029 (the “notes”). The notes are to be sold at an issue price of 100.0% of the principal amount. The offering is expected to close on January 19, 2021, subject to customary closing conditions.

OUTFRONT Media intends to use the net proceeds from the notes offering, together with cash on hand, to redeem all of its outstanding 5.625% Senior Notes due 2024 (the “2024 notes”) and to pay accrued and unpaid interest on the 2024 notes, if any, to, but excluding, the redemption date, and to pay fees and expenses in connection with the notes offering and the 2024 notes redemption.

The notes will be guaranteed on a senior unsecured basis by OUTFRONT Media Inc. and each of its direct and indirect subsidiaries that guarantees its senior credit facilities.

The notes were offered and will be sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements
OUTFRONT Media Inc. (“we” and “our”) has made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our ability to consummate the notes offering and the 2024 notes redemption on favorable terms, or at all; the use of the net proceeds from the notes offering; the severity and duration of the novel coronavirus (COVID-19) pandemic and any other pandemics, and the impact on our business, financial condition and results of operations; declines in advertising and general economic conditions, including declines caused by the COVID-19 pandemic; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners, including the impact of the COVID-19 pandemic; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; our failure to remain qualified to be taxed as a real estate investment trust (“REIT”); REIT distribution requirements; availability of external sources of capital; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020. All forward-looking statements in this press release apply as of the date of this press release or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors:	Media:
Gregory Lundberg	Courtney Richards
(212) 297-6441	(646) 876-9404
greg.lundberg@OUTFRONTmedia.com	courtney.richards@OUTFRONTmedia.com